 Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 (the “Registration Statement”) of our report dated March 3, 2021, relating to the consolidated financial statements of TriplePoint Venture Growth BDC Corp. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and to the references to us under the heading “Experts” in the Registration Statement and in Item 25(1) of Part C of the Registration Statement.

We also consent to the incorporation by reference in the Registration Statement of our report dated March 3, 2021, relating to the financial information included in Part II, Item 7 of the Company’s Annual Report on the Form 10-K for the year ended December 31, 2020 under the heading “Liquidity and Capital Resources – Senior Securities” and to the reference to us under the heading “Senior Securities” in the Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

March 26, 2021